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                                                              EXHIBIT 1.A.(8)(e)

                AMENDMENT NO. 1 TO SHAREHOLDER SERVICES AGREEMENT
                                      AMONG
                  AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.,
                      NATIONAL LIFE INSURANCE COMPANY, AND
                     LIFE INSURANCE COMPANY OF THE SOUTHWEST


THIS AMENDMENT NO. 1 to the Shareholder Services Agreement dated April 28, 1998, by and among The American Century Investment Management, Inc. ("ACIM"), National Life Insurance Company, a Vermont corporation ("NLIC"); and, by this amendment Life Insurance Company of the Southwest, a Texas Corporation wholly owned by NLIC ("LSW"), IS MADE AND ENTERED INTO THIS ____ DAY OF _______, 2001.


1.   By executing this Amendment No. 1, LSW hereby

          a.   becomes a party to this Shareholder Services Agreement

          b. is included in the definition of "the Company" along with National Life Insurance Company

          c. is bound by all of the terms and conditions of the Shareholder Services Agreement referenced above.


2. By executing this Amendment No. 1, Section 7 (a) amended to include the following three Accounts:

          o National Variable Life Insurance Account (VariTrak, Sentinel Estate Provider and Sentinel Benefit Provider)

          o    National Variable Annuity Account II (Sentinel Advantage)

          o    LSW Variable Life Insurance Account (LSW Advantage)


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Shareholder Services Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified above.


                                    AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.


                                    by
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    NATIONAL LIFE INSURANCE COMPANY


                                    by
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    LIFE INSURANCE COMPANY OF THE SOUTHWEST
                                    BY:  NATIONAL LIFE INSURANCE COMPANY


                                    by
                                       -----------------------------------------